UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2010
Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA		94583

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (925) 842-1000
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 29, 2010, the Board of Directors of Chevron Corporation (“Corporation”) approved an amendment to the Corporation’s By-Laws, effective immediately, to re-designate Article VII as Article VIII and to add a new Article VII that provides that, unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. The amendment further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation is deemed to have notice of and consented to the foregoing provision.
The amended By-Laws of the Corporation reflecting this amendment are filed as Exhibit 3.1 to this report.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description
3.1	By-Laws of Chevron Corporation, as amended (filed herewith).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION
Dated: September 30, 2010	By	/s/ CHRISTOPHER A. BUTNER
Christopher A. Butner
Assistant Secretary and Managing Counsel, Securities/Corporate Governance